UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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MICROBOT MEDICAL INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROBOT MEDICAL INC.

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 21, 2022

Dear Shareholders:

NOTICE IS HEREBY GIVEN, that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Microbot Medical Inc. (the “Company”) will be held at 11:00 A.M., Eastern Time on September 21, 2022 at the offices of the Company, located at 25 Recreation Park Drive, Unit 108, Hingham, MA 02043. At the Annual Meeting, you will be asked to vote on:

1.	The election of three Class I directors to the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders;
2.	The ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2022;
3.	To transact such other and further business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 25, 2022 as the record date for determining shareholders who are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope. Returning a proxy will not deprive you of your right to attend the Annual Meeting and vote your shares in person.

The foregoing items of business are more fully described in the accompanying proxy statement.

By Order of the Board of Directors,

Harel Gadot

Chairman, President and Chief Executive Officer

Dated: August 8, 2022

Hingham, Massachusetts

MICROBOT MEDICAL INC.

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

August 8, 2022

This proxy statement and the accompanying proxy card is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Microbot Medical Inc., a Delaware corporation (the “Company”), of proxies for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company, located at 25 Recreation Park Drive, Unit 108, Hingham, MA 02043, at 11:00 A.M., Eastern Time, on September 21, 2022, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Shareholders.

The Company is making available to you over the Internet or delivering paper copies of this proxy statement, a proxy card and the Company’s 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice. The notice about the Internet availability of the proxy materials is first being mailed on or about August 9, 2022 to all shareholders of the Company entitled to vote at the Annual Meeting (the “Shareholders”).

The Company will bear the cost of solicitation of proxies. Directors, officers and employees of the Company may solicit proxies by telephone, email, facsimile, in person or otherwise for no additional compensation. The Company will pay the entire costs of such solicitation as well as the costs of printing and filing this proxy statement and proxy card. The Company will reimburse banks, brokerage firms, proxy solicitors, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

The Board of Directors has fixed the close of business on July 25, 2022, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof. There were 7,108,133 shares of our common stock, $.01 par value, outstanding on July 25, 2022, each of which is entitled to one vote for each share on the matters to be voted upon.

Stockholders are being asked to vote on two proposals at the Company’s 2022 Annual Meeting. The proposals to be voted on and related recommendations from the Board of Directors are as follows:

Proposal Number 1.	The election of three Class I directors to the Board of the Company to serve until the 2025 Annual Meeting of Shareholders. The Board recommends that you vote “FOR” each of the nominees.

Proposal Number 2.	The ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Board recommends that you vote “FOR” this proposal.

In the election of directors, which is Proposal Number 1, you may vote “FOR” both of the nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. For Proposal Number 2, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to Proposal Number 2, the abstention will have no effect.

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Shares of our common stock represented by proxies in the form enclosed that are properly executed and returned to us and not revoked will be voted as specified in the proxy by the stockholder. In the absence of contrary instructions, or in instances where no specifications are made, the shares will be voted:

i.	FOR the election of three Class I directors to the Board of the Company to serve until the 2025 Annual Meeting of Shareholders.

ii.	FOR the ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

iii.	In the discretion of the named proxies as to any other matter that may properly come before the Annual Meeting.

Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Company’s corporate secretary a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may revoke his, her or its proxy and vote his, her or its shares at the Annual Meeting.

How to vote shares at our 2022 Annual Meeting.

Voting at the Annual Meeting. All Company stockholders are invited to attend the Annual Meeting in person. Any stockholder that attends the meeting in person may deliver a completed proxy card in person or vote by completing a ballot, which will be available at the meeting. However, each stockholder intending to vote in person at the Annual Meeting should note that if his, her or its shares are held in the name of a bank, broker or other nominee, such stockholder must obtain a legal proxy, executed in his, her or its favor, from the holder of record to be able to vote at the Annual Meeting. Stockholders should allow enough time prior to the Annual Meeting to obtain this proxy from the holder of record, if needed.

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included in the materials forwarded by the broker or nominee. If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included in the materials forwarded by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

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Quorum, Required Votes and Method of Tabulation

Consistent with Delaware law and the Company’s amended and restated by-laws, a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Proxies received but marked as “ABSTAIN” or “WITHHOLD”, if any, and broker non-votes (described below), if applicable, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes. If a quorum is not present, we will be required to reconvene the Annual Meeting at a later date. The Company will appoint one or more election inspectors for the meeting to count votes cast by proxy or in person at the Annual Meeting.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions have not been given. If you hold shares beneficially in street name and do not vote your shares, your broker or nominee can vote your shares at its discretion on Proposal Number 2. In tabulating the voting result for any proposal for which the required vote is based on the number of shares present, shares that constitute broker non-votes are not considered entitled to vote on that proposal. However, for proposals for which the required vote is based on the number of shares of common stock issued and outstanding, broker non-votes have the same effect as a vote “AGAINST” the proposal.

What Vote is Required to Approve Each Item?

Election of directors by stockholders, which is Proposal Number 1, will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election that are either present in person or represented by proxy. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

For Proposal Number 2, the affirmative “FOR” vote is required by the holders of a majority of the votes cast by the stockholders entitled to vote at the Annual Meeting in person or by proxy and voting. Abstentions and broker non-votes will have no effect on the outcome of this proposal as they are not considered to be “votes cast” for purposes of this proposal.

Management does not know of any matters to be presented at this year’s Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. Stockholders will have no appraisal rights under Delaware law with respect to any of the matters expected to be voted on at the Annual Meeting. If other matters should properly come before the meeting, the proxy holders will vote such matters in their discretion. Any stockholder has the right to revoke his, her or its proxy at any time until it is voted.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned, as of August 5, 2022, by (i) each of our directors and director nominees, (ii) each of our named executive officers, (iii) all of our current directors and executive officers as a group, and (iv) all those known by us to be a beneficial owner of more than 5% of the Company’s common stock. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of August 5, 2022. We calculated percentage ownership in accordance with the rules of the SEC. the percentage of common stock beneficially owned is based on 7,108,133 shares outstanding as of August 5, 2022. In addition, shares issuable pursuant to options or other convertible securities that may be acquired within 60 days of August 5, 2022 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other persons.

This table is based on information supplied by each director, officer and principal stockholder of the Company. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided by such stockholders. Unless otherwise indicated, the address for each director, executive officer and 5% or greater stockholders of the Company listed is: c/o Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Chasing Value Asset Management Inc.(1)	610,657	8.59%
Harel Gadot(2)	669,706	8.76%
Yoseph Bornstein(3)	257,708	3.62%
Rachel Vaknin(4)	5,000	*
Scott Burell(4)	15,680	*
Martin Madden(4)	15,680	*
Prattipati Laxminarain(4)	15,680	*
Aileen Stockburger(4)	9,973	*
Simon Sharon(4)	30,420	*
Eyal Morag(4)	25,625	*
Tal Wenderow(4)	8,859	*
David Ben Naim(5)	–	–
All current directors and executive officers as a group (10 persons)(6)	1,054,331	13.55%

*	Less than 1%.
(1)	Based on a Schedule 13G filed by the reporting person on January 20, 2021, the reporting person has sole voting power over 207,000 shares and sole dispositive power over 610,657 shares. Sheldon D. Liber is the Chief Executive Officer of the reporting person. The address of the principal business office of the reporting person is 2444 Wilshire Boulevard, Suite 300, Santa Monica, California 90403.
(2)	Includes (i) 136,847 shares of our common stock owned by MEDX Ventures Group LLC, (ii) 77,846 shares of our common stock issuable upon the exercise of options granted to MEDX Ventures Group LLC, and (iii) 455,013 shares of our common stock issuable upon the exercise of options granted to Mr. Gadot. Mr. Gadot is the Chief Executive Officer, Company Group Chairman and majority equity owner of MEDX Venture Group, LLC and thus may be deemed to share voting and investment power over the shares and options beneficially owned by this entity.
(3)	Represents (i) 242,028 shares of our common stock owned by LSA - Life Science Accelerator Ltd. and (ii) 15,680 shares of our common stock issuable to Mr. Bornstein upon exercise of options. Based on representations and other information made or provided to the Company by Mr. Bornstein, Mr. Bornstein is the CEO and Director of LSA - Life Science Accelerator Ltd. and of Shizim Ltd., and Mr. Bornstein is the majority equity owner of Shizim Ltd. Shizim Ltd. is the majority equity owner of LSA - Life Science Accelerator Ltd. Accordingly, Mr. Bornstein may be deemed to share voting and investment power over the shares beneficially owned by these entities and has an address of 16 Irus Street, Rosh-Ha’Ayin Israel 4858022.
(4)	Represents options to acquire shares of our common stock.
(5)	Mr. Ben Naim resigned from his position as Chief Financial Officer as of April 1, 2022.
(6)	Includes shares of our common stock issuable upon the exercise of options as set forth in footnotes (2), (3) and (4).

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BOARD OF DIRECTORS

General

We currently have seven directors serving on our Board. The following table lists the names, ages and positions of the individuals who serve as directors of the Company, as of August 5, 2022:

Name	Age	Position
Harel Gadot	50	President, Chief Executive Officer and Chairman of the Board of Directors
Yoseph Bornstein(1)(3)	64	Director
Scott Burell(1)(2)	57	Director
Martin Madden(1)(3)	62	Director
Prattipati Laxminarain(2)	64	Director
Aileen Stockburger(3)	60	Director
Tal Wenderow(2)	48	Director

(1)	Member of Audit Committee.
(2)	Member of Corporate Governance Committee.
(3)	Member of Compensation Committee.

Because we have a classified Board, with each of our directors serving a staggered three-year term, only our Class I Directors are standing for election at our 2022 Annual Meeting. The following table shows the current composition of the three classes of our Board:

Class I Directors (terms scheduled to expire in 2022):

Harel Gadot
Martin Madden
Tal Wenderow

Class II Directors (term scheduled to expire in 2023):

Scott Burell
Aileen Stockburger

Class III Directors (term scheduled to expire in 2024):

Yoseph Bornstein
Prattipati Laxminarain

The independent members of our Board, as determined by the Board in accordance with the existing Nasdaq Listing rules, are Messrs. Bornstein, Burell, Madden, Laxminarain and Wenderow, and Ms. Stockburger.

The Board held approximately seven regular and special meetings during the fiscal year ended December 31, 2021 and acted by unanimous written consent four times. Each of our then-directors attended all such meetings of the Board, except on three occasions when one director was absent and one occasion when two directors were absent. While we encourage our directors to attend the Company’s annual shareholder meeting, we do not have a policy requiring that they do so. All of our then-directors attended in person or by telephone the Company’s 2021 annual stockholder meeting.

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Board Diversity Matrix

The matrix below reflects our Board’s gender and racial characteristics and LGBTQ+ status, based on the self-identification of our directors. Each of the categories listed below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of August 5, 2022)
Total Number of Directors	7
Gender Identity:	Male	Female	Non-Binary	Gender Undisclosed
Directors	6	1	0	0
Number of Directors who Identify in any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Committees of the Board of Directors

Presently, the Board has three standing committees — the Audit Committee, the Compensation and Stock Option Committee (the “Compensation Committee”), and the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”). All members of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee are, and are required by the charters of the respective committees to be, independent as determined under Nasdaq Listing rules.

Audit Committee

The Audit Committee is composed of Messrs. Burell, Madden and Bornstein. Each of the members of the Audit Committee is independent, and the Board has determined that Mr. Burell is an “audit committee financial expert,” as defined in SEC rules. The Audit Committee acts pursuant to a written charter which is available through our website at www.microbotmedical.com. The Audit Committee held four meetings during the fiscal year ended December 31, 2021 and acted by unanimous written consent one time.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee does this primarily by reviewing the Company’s financial reports and other financial information as well as the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established. The Audit Committee also assesses the Company’s auditing, accounting and financial processes more generally. The Audit Committee recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the Company and meets with such personnel of the Company to review the scope and the results of the annual audit, the amount of audit fees, the company’s internal accounting controls, the Company’s financial statements contained in this proxy statement, and other related matters.

Compensation Committee

The Compensation Committee is composed of Messrs. Madden (Chairman) and Bornstein and Ms.Stockburger. Each of the members of the Compensation Committee is independent. The Compensation Committee acts pursuant to a written charter which is available through our website at www.microbotmedical.com. The Compensation Committee held four meetings during the fiscal year ended December 31, 2021 and acted by unanimous written consent one time.

The Compensation Committee acts pursuant to a written charter. The Compensation Committee makes recommendations to the Board of Directors and management concerning salaries in general, determines executive compensation and approves incentive compensation for employees and consultants.

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Corporate Governance Committee

The Corporate Governance Committee is composed of Messrs. Laxminarain, Burell and Wenderow. Each of the members of the Corporate Governance Committee is independent. The Corporate Governance Committee acts pursuant to a written charter which is available through our website at www.microbotmedical.com. The Corporate Governance Committee acted by unanimous written consent one time during the fiscal year ended December 31, 2021.

The Corporate Governance Committee oversees nominations to the Board and considers the experience, ability and character of potential nominees to serve as directors, as well as particular skills or knowledge that may be desirable in light of the Company’s position at any time. From time to time, the Corporate Governance Committee may engage the services of a paid search firm to help the Corporate Governance Committee identify potential nominees to the Board. The Corporate Governance Committee and Board seek to nominate and appoint candidates to the Board who have significant business experience, technical expertise or personal attributes, or a combination of these, sufficient to suggest, in the Board’s judgment, that the candidate would have the ability to help direct the affairs of the Company and enhance the Board as a whole. The Corporate Governance Committee may identify potential candidates through any reliable means available, including recommendations of past or current members of the Board from their knowledge of the industry and of the Company. The Corporate Governance Committee also considers past service on the Board or on the board of directors of other publicly traded or technology focused companies. The Corporate Governance Committee has not adopted a formulaic approach to evaluating potential nominees to the Board; it does not have a formal policy concerning diversity, for example. Rather, the Corporate Governance Committee weighs and considers the experience, expertise, intellect, and judgment of potential nominees irrespective of their race, gender, age, religion, or other personal characteristics. The Corporate Governance Committee may look for nominees that can bring new skill sets or diverse business perspectives. Potential candidates recommended by security holders will be considered as provided in the company’s “Policy Regarding Shareholder Candidates for Nomination as a Director,” which sets forth the procedures and conditions for such recommendations. This policy is available through our website at www.microbotmedical.com.

The members of the Corporate Governance Committee have approved the nomination of the Class I directors standing for election or reelection, as the case may be, at our 2022 Annual Meeting.

Director Oversight and Qualifications

While management is responsible for the day-to-day management of the risks the company faces, the Board, as a whole and through its committees, has responsibility for the oversight of risk management. An important part of risk management is not only understanding the risks facing the company and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. In support of this oversight function, the Board receives regular reports from our Chief Executive Officer and members of senior management on operational, financial, legal, and regulatory issues and risks. The Audit Committee additionally is charged under its charter with oversight of financial risk, including the company’s internal controls, and it receives regular reports from management, the company’s internal auditors and the company’s independent auditors. The chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the company’s management and affairs through its standing committees and, when necessary, special meetings of directors.

We believe each of our directors brings valuable skills, experience, judgment, and perspectives to our company. The Board took the following qualifications into consideration, among other things, when nominating or appointing our current directors:

Harel Gadot, became President, Chief Executive Officer and Chairman of the Company’s Board following the consummation of the merger of C&RD Israel Ltd, a wholly owned subsidiary of the Company, with and into Microbot Medical Ltd. (“Microbot Israel”), with Microbot Israel surviving as a wholly owned subsidiary of the Company (the “Merger”). Mr. Gadot is a co-founder of Microbot Israel and has served as Microbot Israel’s Chief Executive Officer since Microbot Israel was founded in November 2010. He has been the Chairman of Microbot Israel’s board of directors since July 2014. He also serves as the Executive Chairman and President of XACT Robotics Ltd., an Israel-based private company seeking to develop a novel platform technology for robotic needle steering in minimally invasive interventional procedures such as biopsies and ablations, since August 2013 and MEDX Xelerator L.P., a medical device and digital health Israeli incubator, since July 2016. From December 2007 to April 2010 Mr. Gadot was a Worldwide Group Marketing Director at Ethicon Inc., a Johnson and Johnson Company, where he was responsible for the global strategic marketing of the Company. Mr. Gadot also held management positions, as well as leading regional strategic position for Europe, Middle-East and Africa, as well as In Israel, while at Johnson and Johnson. Mr. Gadot served as director for ConTIPI Ltd. from August 2010 until November 2013 when ConTIPI Ltd. was acquired by Kimberly-Clark Corporation. Mr. Gadot holds a B.Sc. in Business from Siena College, Loudonville NY, and an M.B.A. from the University of Manchester, UK. The Company believes that Mr. Gadot is qualified to serve as Chairman of the Board and as President and Chief Executive Officer of the Company due to his extensive experience in strategic marketing and general management in the medical device industry.

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Yoseph Bornstein, became a director of the Company following the Merger. Mr. Bornstein is a co-founder of Microbot Israel and has been a member of the Board of Directors since Microbot Israel was founded in November 2010. Mr. Bornstein founded Shizim Ltd., a life science holding group in October 2000 and has served as its president since then. Mr. Bornstein is the Chairman of GCP Clinical Studies Ltd., a provider of clinical research services and educational programs in Israel since January 2002. He is the Chairman of Biotis Ltd., a service company for the bio-pharmaceutical industry, since June 2000. In addition, he is the Chairman of Dolphin Medical Ltd., which supplies the medical device industry, since April 2012, and the Chairman of ASIS Enterprises B.B.G. Ltd., a business development company focusing on creating business ties between Israeli and Japanese entities, since August 2007. Mr. Bornstein is a co-founder and director of XACT Robotics, which is developing a novel platform technology for robotic needle steering in minimally invasive interventional procedures. In October 1992, Mr. Bornstein founded Pharmateam Ltd., an Israeli company that specialized in representing international pharmaceutical companies which was sold in 2000. Mr. Bornstein is also a founder of a number of other privately held life-science companies. Mr. Bornstein served as the Biotechnology Committee Chairman of the Unites States-Israel Science & Technology Commission (the “USISTC”) from September 2002 to February 2005 as well as a consultant for USISTC from September 2002 to February 2005. He is also the founder of ILSI-Israel Life Science Industry Organization (who was integrated into IATI) and ITTN-Israel Tech Transfer Organization. He founded in July 2014 ShizimXL Ltd., an international medical device innovation center, and founded in January 2020 ShizimVS Ltd., a digital health innovation center. Mr. Bornstein was nominated in August 2021 to be an external director in Can-fit BioPharma Ltd. (Nasdaq:CANF). The Company believes that Mr. Bornstein is qualified to serve as a member of the Board due to his extensive experience in, and knowledge of, the life sciences industry and international business.

Scott R. Burell, became a director of the Company following the Merger. Since August 1, 2018, Mr. Burell has been the Chief Financial Officer and Secretary of AIVITA Biomedical, Inc., an Irvine California-based immuno-oncology company focused on the advancement of commercial and clinical-stage programs utilizing curative and regenerative medicines. From November 2006 until its sale to Invitae Corp. (NYSE: NVTA) in November 2017, he was the Chief Financial Officer, Secretary and Treasurer of CombiMatrix Corporation (NASDAQ: CBMX), a family health-focused clinical molecular diagnostic laboratory specializing in pre-implantation genetic screening, prenatal diagnosis, miscarriage analysis, and pediatric developmental disorders. He successfully led the split-off of CombiMatrix in 2007 from its former parent, has led several successful public and private debt and equity financing transactions as well as CombiMatrix’s reorganization in 2010. Prior to this, Mr. Burell had served as CombiMatrix’s Vice President of Finance since November 2001 and as its Controller from February 2001 to November 2001. From May 1999 to first joining CombiMatrix in February 2001, Mr. Burell was the Controller for Network Commerce, Inc. (NASDAQ: SPNW), a publicly traded technology and information infrastructure company located in Seattle. Prior to this, Mr. Burell spent nine years with Arthur Andersen’s Audit and Business Advisory practice in Seattle. During his tenure in public accounting, Mr. Burell worked with many clients, both public and private, in the high-tech and healthcare markets, and was involved in numerous public offerings, spin-offs, mergers and acquisitions. Mr. Burell obtained his Washington state CPA license in 1992 and is a certified public accountant (currently inactive). He holds Bachelor of Science degrees in Accounting and Business Finance from Central Washington University. The Company believes Mr. Burell’s qualifications to serve on the Board include his experience as an executive of a public life sciences company and knowledge of financial accounting in the medical technology field.

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Martin Madden, has been a director of the Company since February 6, 2017. Mr. Madden has held various positions at Johnson & Johnson and its affiliates from 1986 to January 2017, most recently as Vice President, Research & Development of DePuy Synthes, a Johnson & Johnson Company, from February 2016 to January 2017. Prior to that, from July 2015 to February 2016, Mr. Madden was the Vice President, New Product Development of Johnson & Johnson Medical Devices. From January 2012 to July 2015, Mr. Madden was the Vice President, Research & Development of Johnson & Johnson’s Global Surgery Group. During his thirty-year tenure with Johnson & Johnson’s Medical Device organization, he was an innovator and research leader for nearly every medical device business including Cardiology, Electrophysiology, Peripheral Vascular Surgery, General and Colorectal Surgery, Aesthetics, Orthopaedics, Sports Medicine, Spine, and Trauma. As an executive of Johnson & Johnson, Mr. Madden served on the management boards of Johnson & Johnson’s Global Surgery Group, Ethicon, Ethicon Endo-Surgery, DePuy-Synthes, and Cordis, with responsibility for research and development – inclusive of organic and licensed/acquired technology. He was also Chairman of J&J’s Medical Device Research Council, with responsibility for talent strategy and technology acceleration. Mr. Madden serves on the Board of Directors of Novocure (NASDAQ: NVCR), a global oncology company, and is an advisor to numerous medical device start-ups. Mr. Madden holds a MBA from Columbia University, a M.S. from Carnegie Mellon University in Mechanical Engineering, and a B.S. from the University of Dayton in Mechanical Engineering. The Company believes that Mr. Madden is qualified to serve as a member of the Board due to his extensive experience in research and development, portfolio planning, technology assessment and assimilation, and project management and budgeting.

Prattipati Laxminarain, has been a director of the Company since December 6, 2017. From April 2006 through October 2017, Mr. Laxminarain served as Worldwide President at Codman Neuro, a global neurosurgery and neurovascular company that offers a portfolio of devices for hydrocephalus management, neuro intensive care and cranial surgery and other technologies, and which was part of DePuy Synthes Companies of Johnson & Johnson. Mr. Laxminarain is currently the CEO of Deinde Medical Corporation, and is a Board Member of Oculogica Inc., Millar Inc., and GT Medical Inc. He has a degree in Mechanical Engineering from Osmania University, Hyderabad, India and an MBA from Indian Institute of Management. The Company believes that Mr. Laxminarain is qualified as a Board member of the Company because of his extensive experience working with medical device companies and knowledge of the industries in which the Company intends to compete.

Aileen Stockburger was appointed by the Board on March 26, 2020 to fill a vacancy on the Board and to serve as a Class II director of the Company, with a term commencing on April 1, 2020. Since February 2018, Ms. Stockburger has provided M&A consulting and advisory services through Aileen Stockburger LLC. Prior to that, from 1989 through January 2018, Ms. Stockburger held various positions in Johnson & Johnson, most recently as Vice President, Worldwide Business Development & Strategic Planning for the DePuy Synthes Group of Johnson & Johnson, and as a member of its Worldwide Board and Group Operating Committee, from 2010-2018. In that role, she oversaw the group’s merger and acquisition activities, including deal structuring, negotiations, contract design and review, and deal terms. Before joining Johnson & Johnson, Ms. Stockburger spent several years at PriceWaterhouseCoopers, and earned her CPA certification. She is also a Non-Executive Director of Next Science Limited (ASX: NXS), a medical technology company headquartered in Sydney, Australia, with a primary focus in the development and continued commercialization of its proprietary technology to reduce the impact of biofilm based infections in human health. She also serve on the Audit Committee and the People, Culture and Remuneration Committee of the Board of Directors of Next Science Limited. Ms. Stockburger received her MBA and BS from The Wharton School, University of Pennsylvania. The Company believes that Ms. Stockburger is qualified as a Board member of the Company because of her extensive experience in strategizing, managing and closing sizable, complex worldwide mergers and acquisitions, licensing agreements and divestitures, as well as her expertise in business development, strategic planning and finance.

Tal Wenderow was appointed by the Board on July 29, 2020 to fill a vacancy on the Board and to serve as a Class I director of the Company, with a term commencing on August 1, 2020. Since September 2021, Mr. Wenderow serves as the Venture Partner at Genesis MedTech, a global medical device company. Previously, from February 2019, Mr. Wenderow served as the President and CEO of Vocalis Health Inc., an AI healthtech company pioneering the development of vocal biomarkers. Previously, Mr. Wenderow co-founded Corindus Vascular Robotics in 2002, which was a New York Stock Exchange-listed company upon its acquisition by Siemens Healthineers in 2019. Mr. Wenderow held various positions at Corindus from founder, Chief Executive Officer and director at inception, Executive Vice President Product & Business Development to his most recent role as Executive Vice President of International & Business Development. Mr. Wenderow received a B.Sc. in Mechanical Engineering at the Technion – Israel Institute of Technology, Haifa, Israel. The Company believes that Mr. Wenderow is qualified as a Board member of the Company because of his extensive knowledge of the medical robotics space with specific focus on interventional procedures, as well as his medical devices start up experience.

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Executive Officers

Following are the name, age and other information for our executive officers, as of March 29, 2022. All company officers have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding Harel Gadot, our Chairman, President and Chief Executive Officer, is set forth above under “Board of Directors.”

Name	Age	Position
Harel Gadot	50	President, Chief Executive Officer and Chairman of the Board of Directors
Rachel Vaknin	43	Chief Financial Officer
Simon Sharon	62	Chief Technology Officer and General Manager, Microbot Israel
Eyal Morag	57	Chief Medical Officer

Rachel Vaknin, became the Company’s Chief Financial Officer as of April 1, 2022. Ms. Vaknin has been the Vice President-Finance, of the Company since January 2022. Prior to that, she was the Chief Financial Officer of Imagry, an Israeli-American autonomous technologies software provider, from September 2017 through December 2021. From April 2004 through December 2016, Ms. Vaknin was the FP&A Department Manager at Mellanox Technologies Ltd., an Israeli-American multinational supplier of computer networking products acquired by Nvidia in 2020, where she was responsible, among other things, for budget planning, budget control, building and maintaining business intelligence key performance indicators, leading teams with respect to preparing quarterly financial statements, obtaining and managing grant monies, and Sarbanes-Oxley controls.

Simon Sharon, has served as the Company’s Chief Technology Officer since April 2018 and as the General Manager of Microbot Israel since April 2021. From August 2016 to March 2018, Mr. Sharon served as the Chief Technology Officer at MEDX Xelerator, an Israel-based medical device and digital health incubator. He is also a director of XACT Robotics Ltd., a private Israeli company developing a novel platform robotic technology for needle steering in minimally invasive interventional procedures. Mr. Harel Gadot, the Company’s President, CEO and Chairman, is the Chairman of each of XACT and MEDX Xelerator. Prior to this, Mr. Sharon held the position of Chief Operating Officer at Microbot Israel before it became a publicly traded company from February 2013 to August 2016. Prior to joining Microbot Israel, Mr. Sharon was the Vice President of Research & Development with IceCure Medical, a TASE traded company developing a portfolio of cryogenic ablation systems. Prior to IceCure, he held roles of increasing responsibility at Rockwell Automation–Anorad Israel Ltd., a leading linear motor-based, precision positioning equipment manufacturer. Prior to Rockwell, Mr. Sharon was the Research & Development Manager at Disc-O-Tech Medical Technologies Ltd., a private orthopedic venture that was acquired by Kyphon (currently part of Medtronic), and before this was the Research & Development Manager at CI Systems, a worldwide supplier of a wide range of electro-optical test and measurement equipment.

Eyal Morag, has served as the Company’s Chief Medical Officer (“CMO”) since May 2020. As CMO, Dr. Morag leads the development and execution of the clinical strategy of the Company, including its current development of the SCS and LIBERTY products as well as its future pipeline. Dr. Morag is a member of the Company’s Scientific Advisory Board since November 1, 2017. Dr. Morag is certified by the American Board of Radiology, and from March 2017 through May 2020 has been the Chairman of Radiology at Assuta Ashdod Medical Center, Ashdod, Israel. Previously, from July 2014 through March 2017, he was the senior Radiologist at URG Teleradiology LLC, the largest provider of subspecialty radiology and teleradiology services in New Jersey. He is a graduate of Boston University School of Medicine and completed both his Radiology residency and Fellowship in Cardiovascular & Interventional Radiology at the Beth Israel Deaconess Medical Center & Harvard Medical School. Following his clinical training, Dr. Morag then joined a private practice in western Massachusetts, where he served as Chief of Radiology at Holyoke Medical Center for several years. He has also served as the Regional Radiology Director at Mercy Health Partners Hospitals in Toledo, Ohio, and was a member of the University Radiology Group where he headed the International Investment efforts for the Ventures division. Dr. Morag’s international experience developing and establishing radiology-related businesses includes teleradiology, interventional Radiology services, and free-standing imaging centers. During his fellowship, Dr. Morag co-founded InTek Technology, a medical device startup company. Later he founded Global Versa Radiology (“GVR”), an Israeli and U.S. based teleradiology company. GVR has established imaging centers in Russia and Ukraine and provided teleradiology services in countries outside the U.S. and Israel. Dr. Morag served as GVR’s Chief Medical Officer and Vice-President. He continues to be involved in several startup companies ranging from AI to medical devices. Dr. Morag is also a member of the Advisory Board of MEDX Xelerator, a medical device and digital health incubator, of which Mr. Gadot is Chairman.

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Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us, or written representations from the reporting persons that no Form 5 was required, we believe that, during the fiscal year ended December 31, 2021, with the exception of one untimely Form 4 (detailing a single transaction) for each of Messrs. Bornstein, Burell, Madden, Laxminarain and Wenderow and Ms. Stockburger, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been met.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Conduct that applies to all of our directors, officers, employees, and consultants. A copy of our code of ethics is posted on our website at www.microbotmedical.com. We intend to disclose any substantive amendment or waivers to this code on our website. There were no substantive amendments or waivers to this code in 2021.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Harel Gadot	2021	500,000	300,000	(2)	–	959,618	–	13,800	(3)	1,555,800
CEO, President & Chairman	2020	450,000	270,000	(4)	–	1,622,446	–	13,800	(3)	2,356,246

Simon Sharon(4)	2021	365,472	110,293		–	58,142	–	26,106	(5)	560,013
CTO and General Manager	2020	311,216	56,250		–	53,069	–	23,210	(5)	443,745

Eyal Morag(6)	2021	453,000	91,000		–	46,000	–	23,059	(5)	613,059
Chief Medical Officer	2020	243,000	–		–	21,622	–	7,079	(5)	271,701

David Ben Naim(7)	2021	81,754	–		–	–	–	–		81,754
Chief Financial Officer	2020	82,242	–		–	20,308	–	–		102,550

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(1)	Amounts shown do not reflect cash compensation actually received by the named executive officer. Instead, the amounts shown are the non-cash aggregate grant date fair values of stock option awards made during the periods presented as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of stock option awards are set forth under Note 9 to the Consolidated Financial Statements of the Company included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)	Represents Mr. Gadot’s bonus of $300,000 for the 2021 fiscal year, which amount was actually paid in 2022.
(3)	All Other Compensation includes Mr. Gadot’s monthly automobile allowance and tax gross-up.
(3)	Represents Mr. Gadot’s bonus of $270,000 for the 2020 fiscal year, which amount was actually paid in 2021.
(4)	Mr. Sharon commenced employment in April 2018, and was promoted to General Manager of Microbot Israel in April 2021.
(5)	All Other Compensation includes the executive’s yearly automobile allowance.
(6)	Dr. Morag commenced employment on May 1, 2020. Dr. Morag entered into an Employment Agreement with the Company as of February 18, 2020.
(7)	Mr. Ben Naim resigned from his position as Chief Financial Officer as of April 1, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Harel Gadot	77,846	–	$4.20	1/01/2025	–	–	–	–
	114,497	6,350	15.75	9/14/2027
	166,666	–	9.64	2/25/2030
	–	190,000	8.48	02/01/2031
Simon Sharon	10,000	–	9.00	08/13/2028	–	–	–	–
	10,981	3,189	5.95	08/12/2029	–	–	–	–
Eyal Morag	13,750	11,250	6.16	7/14/2030	–	–	–	–
David Ben Naim	5,000	–	15.30	12/28/2027

Executive Employment Agreements

Harel Gadot Employment Agreement

The Company entered into an employment agreement (the “Gadot Agreement”) with Harel Gadot on November 28, 2016, to serve as the Company’s Chairman of the Board of Directors and Chief Executive Officer, on an indefinite basis subject to the termination provisions described in the Agreement. The Gadot Agreement was amended most recently on January 26, 2022. Mr. Gadot’s annual base salary for 2021 was $500,000, and has been increased to $515,000 for 2022. The salary is reviewed on an annual basis by the Compensation Committee of the Company to determine potential increases taking into account such performance metrics and criteria as established by Mr. Gadot and the Company.

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Effective as of January 1, 2020, Mr. Gadot shall also be entitled to receive a target annual cash bonus of up to a maximum amount of 60% of base salary, which maximum amount was paid for the 2021 fiscal year.

Mr. Gadot shall be further entitled to a monthly automobile allowance and tax gross up on such allowance of $1,150, and shall be granted options to purchase shares of common stock of the Company representing 5% of the issued and outstanding shares of the Company, based on vesting and other terms to be determined by the Compensation Committee of the Board of Directors.

In the event Mr. Gadot’s employment is terminated as a result of death, Mr. Gadot’s estate would be entitled to receive any earned annual salary, bonus, reimbursement of business expenses and accrued vacation, if any, that is unpaid up to the date of Mr. Gadot’s death.

In the event Mr. Gadot’s employment is terminated as a result of disability, Mr. Gadot would be entitled to receive any earned annual salary, bonus, reimbursement of business expenses and accrued vacation, if any, incurred up to the date of termination.

In the event Mr. Gadot’s employment is terminated by the Company for cause, Mr. Gadot would be entitled to receive any compensation then due and payable incurred up to the date of termination.

In the event Mr. Gadot’s employment is terminated by the Company without cause, he would be entitled to receive (i) any earned annual salary; (ii) 12 months’ pay and full benefits, (iii) a pro rata bonus equal to the maximum target bonus for that calendar year; (iv) the dollar value of unused and accrued vacation days; and (v) applicable premiums (inclusive of premiums for Mr. Gadot’s dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for twelve (12) months from the date of termination for any benefits plan sponsored by the Company. In addition, 100% of any unvested portion of his stock options shall immediately vest and become exercisable.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Gadot agrees not to compete and solicit with the Company. Mr. Gadot also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Rachel Vaknin Employment Agreement

The Company entered into an employment agreement (the “Agreement”), dated November 22, 2021, with Ms. Vaknin, to serve as the Company’s Vice President of Finance, on an indefinite basis subject to the termination provisions described in the Agreement. There were no changes or revisions to the Agreement as a result of Ms. Vaknin’s elevation and promotion to Chief Financial Officer.

Pursuant to the terms of the Agreement, Ms. Vaknin receives a base salary of NIS32,000 per month plus “global compensation” of NIS8,000 per month for overtime. Ms. Vaknin is also entitled to receive an annual cash bonus of up to 20% of annual salary, contingent on meeting targets as shall be determined from time to time by the Company at its sole discretion.

Ms. Vaknin shall be further entitled to reimbursement of commuting expenses in the amount of NIS1,000 per month or, alternatively, a leased motor vehicle. In the event Ms. Vaknin elects to receive the motor vehicle, her base salary shall be adjusted to NIS29,600 per month and her global compensation shall be reduced to NIS7,400 per month.

Ms. Vaknin was initially granted options in January 2022 to purchase 20,000 shares of common stock of the Company.

Pursuant to the Agreement, the Company pays to an insurance company or a pension fund, for Ms. Vaknin, an amount equal to 8.33% of the salary, which shall be allocated to a fund for severance pay, and an additional amount equal to 6.5% of the salary, which shall be allocated to a provident fund or pension plan. The Company also pays an additional sum for disability insurance to insure Ms. Vaknin for up to 75% of the salary, and 7.5% of each monthly payment to be allocated to a “study fund.”

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Either the Company or Ms. Vaknin may terminate the Agreement without cause (as determined pursuant to the Agreement) by providing the other party with sixty days prior written notice.

The Company may terminate the Agreement for cause at any time by written notice without any advance notice.

The Agreement contains customary non-competition and non-solicit provisions pursuant to which Ms. Vaknin agrees not to compete with, or solicit third parties with respect to business activities relating to, the Company. Ms. Vaknin also agreed to customary terms regarding confidentiality and ownership of intellectual property.

David Ben Naim Services Agreement

We entered into a services agreement (the “Services Agreement”) with DBN Finance Services effective October 31, 2016, to provide outsourced CFO services. Pursuant to the terms of the Services Agreement, DBN Finance Services will provide its services exclusively through Mr. David Ben Naim, who will serve as the principal financial and accounting officer of Microbot Israel and the Company. Mr. Ben Naim’s engagement will continue on an indefinite basis subject to the termination provisions described in the Agreement.

Pursuant to the Agreement, the Company shall pay the Service Provider a fixed fee of NIS 22,000, or the equivalent of approximately $7,097 per month based on an exchange rate of $.32 for NIS1.0, plus VAT per month, and the Company shall reimburse DBN Finance Services for reasonable and customary out of pocket expenses incurred by it or Mr. Ben Naim connection with the performance of the duties under the Services Agreement. In addition, the Company shall maintain for the benefit of Mr. Ben Naim, a Directors and Officers insurance policy, according to the Company’s policy for other directors and officers of the Company.

Both the Company and DBN Finance Services shall have the right to terminate the Agreement for any reason or without reason at any time by furnishing the other party with a 30-day notice of termination. The Company shall further be entitled to terminate the Services Agreement for “cause” without notice, in which case neither DBN Finance Services nor Mr. Ben Naim shall be entitled to any compensation due to such early termination.

DBN Finance Services and Mr. Ben Naim agreed to customary provisions regarding confidentiality and intellectual property ownership. The Services Agreement also contains customary non-competition and non-solicitation provisions pursuant to which DBN Finance Services and Mr. Ben Naim agree not to compete and solicit with the Company during the term of the Agreement and for a period of twelve months following the termination of the Agreement.

On April 1, 2022, Mr. Ben Naim resigned from his position as Chief Financial Officer and the Services Agreement terminated. The non-competition and non-solicitation provisions of the Services Agreement survived the termination of the Services Agreement.

Simon Sharon Employment Agreement

The Company entered into an employment agreement, dated as of March 31, 2018 and amended pursuant to a First Amendment to Employment Agreement dated as of April 19, 2021 (as so amended, the “Sharon Agreement”), with Mr. Sharon, to serve as the Company’s Chief Technology Officer and the General Manager of Microbot Israel, on an indefinite basis subject to the termination provisions described in the Sharon Agreement.

The salary is reviewed on an annual basis by the Compensation Committee of the Company to determine potential increases taking into account such performance metrics and criteria as established by the Company.

Pursuant to the terms of the Sharon Agreement, Mr. Sharon will receive in 2022 a combined base salary and overtime payment of NIS72,000 per month. Mr. Sharon is also entitled to receive an annual cash bonus of up to 35% of the annual combined salary and overtime payment, based on certain performance factors established and assessed by the Compensation Committee of the Board of Directors of the Company.

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Mr. Sharon shall be further entitled to a monthly automobile allowance plus a tax gross up to cover taxes relating to the grant of such motor vehicle, and pursuant to the Sharon Agreement was initially granted options in 2018 to purchase 150,000 shares (pre-stock split) of common stock of the Company.

Pursuant to the Sharon Agreement, the Company pays to (unless agreed otherwise by the parties) an insurance company or a pension fund, for Mr. Sharon, an amount equal to 8.33% of the base salary and overtime payments, which shall be allocated to a fund for severance pay, and an additional amount equal to 6.5% of the base salary and overtime payments, which shall be allocated to a provident fund or pension plan. The Company also pays an additional sum for disability insurance to insure Mr. Sharon for up to 75% of base salary and overtime payments, and 7.5% of each monthly payment to be allocated to an educational fund.

Either the Company or Mr. Sharon may terminate the Sharon Agreement without cause (as defined in the Sharon Agreement) by providing the other party with ninety days prior written notice.

The Company may terminate the Sharon Agreement for cause at any time by written notice without any advance notice.

The Sharon Agreement contains customary non-competition and non-solicit provisions pursuant to which Mr. Sharon agrees not to compete and solicit with the Company. Mr. Sharon also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Eyal Morag Employment Agreement

We entered into an employment agreement (the “Morag Agreement”), as of February 18, 2020, with Dr. Morag, to serve as the Company’s Chief Medical Officer, on an indefinite basis subject to the termination provisions described in the Morag Agreement. The salary is reviewed on an annual basis by the Compensation Committee of the Company to determine potential increases taking into account such performance metrics and criteria as established by the Company. Pursuant to the terms of the Morag Agreement, Dr. Morag shall receive a base salary in 2022 of NIS64,000 per month plus Global Overtime (as defined in the Morag Agreement) of NIS16,000 per month.

Dr. Morag shall also be entitled to receive a target annual cash bonus, based on certain milestones, of up to a maximum amount of 30% of his annual salary.

Dr. Morag shall be further entitled to a monthly automobile allowance not to exceed NIS 4,800 per month plus expenses and applicable taxes, and shall be granted options to purchase 25,000 shares of common stock of the Company based on vesting and other terms set forth in the Morag Agreement.

Pursuant to the Morag Agreement, the Company shall pay an amount equal to 8.33% of Dr. Morag’s salary to be allocated for severance pay, 6.5% of Dr. Morag’s salary to be allocated for pension savings and 7.5% to be allocated to an educational fund. The Company may have additional payment obligations for disability insurance as specified in the Morag Agreement.

Either the Company or Dr. Morag may terminate the Morag Agreement at its discretion at any time by providing the other party with six months prior written notice of termination (the “Advance Notice Period”).

The Company may terminate the Morag Agreement “For Cause” (as defined in the Morag Agreement) at any time by written notice without the Advance Notice Period.

The Morag Agreement contains customary non-competition and non-solicit provisions pursuant to which Dr. Morag agrees not to compete and solicit with the Company. Dr. Morag also agreed to customary terms regarding confidentiality and ownership of intellectual property.

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Indemnification Agreements

The Company generally enters into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these current and former directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he is made or threatened to be made a party or participant by reason of his service as a current or former director, officer, employee or agent of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, and, with certain exceptions, with respect to proceedings that he initiates.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Director Compensation

The Company adopted in January 2021 an amended compensation package for the non-management members of its Board, pursuant to which each such Board member would receive for his or her services $35,000 per annum. Furthermore, each member of the Audit Committee of the Board receives an additional $10,000 per annum ($20,000 if Chairman), each member of the Compensation Committee of the Board receives an additional $7,500 per annum ($15,000 if Chairman) and each member of the Corporate Governance and Nominating Committee of the Board receives an additional $5,000 per annum ($10,000 if Chairman). Board members are also entitled to receive equity awards. Upon joining the Board, a member would receive an initial grant of $190,000 of stock options (calculated as the product of the exercise price on the date of grant multiplied by the number of shares underlying the stock option award required to equal $190,000), with an additional grant of stock options each year thereafter, to purchase such number of shares of the Company’s common stock equal to $95,000, computed on a similar basis.

The following table summarizes cash and equity-based compensation information for our outside directors, for the year ended December 31, 2021:

Name	Fees earned or paid in cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Yoseph Bornstein	$52,500	–	$12,767	–	–	–	$65,267
Scott Burell	$60,000	–	$12,767	–	–	–	$72,767
Martin Madden	$60,000	–	$12,767	–	–	–	$72,767
Prattipati Laxminarain	$45,000	–	$14,233	–	–	–	$59,233
Aileen Stockburger	$42,500	–	$18,788	–	–	–	$61,288
Tal Wenderow	$40,000	–	$19,412	–	–	–	$59,412

(1)	Amounts shown do not reflect cash compensation actually received by the director. Instead, the amounts shown are the non-cash aggregate grant date fair values of stock option awards made during the period presented as determined pursuant to U.S. GAAP. The assumptions used to calculate the fair value of stock option awards are described in Note 9 to the Consolidated Financial Statements of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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Mr. Gadot received compensation for his services to the Company as set forth under the summary compensation table above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related parties can include any of our directors or executive officers, certain of our stockholders and their immediate family members. Each year, we prepare and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. This helps us identify potential conflicts of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the company as a whole. Our code of ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our general counsel, who serves as our compliance officer. In addition, the Corporate Governance Committee is responsible for considering and reporting to the Board any questions of possible conflicts of interest of Board members. Our code of ethics further requires pre-clearance before any employee, officer or director engages in any personal or business activity that may raise concerns about conflict, potential conflict or apparent conflict of interest. Copies of our code of ethics and the Corporate Governance Committee charter are posted on the corporate governance section of our website at www.microbotmedical.com.

There have been no related party transactions or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Tax Fees

The Board, upon the recommendation of the Audit Committee, has selected the independent accounting firm of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, to audit the accounts of the Company for the year ending December 31, 2021.

The Audit Committee considered the tax compliance services provided by Brightman Almagor Zohar & Co. and Deloitte Israel & Co., concluded that provision of such services is compatible with maintaining the independence of the independent accountants, and approved the provision by Brightman Almagor Zohar & Co. of tax compliance services with respect to the year ending December 31, 2021.

The Audit Committee received the following information concerning the fees of the independent accountants for the years ended December 31, 2021 and 2020, has considered whether the provision of these services is compatible with independence of the independent accountants, and concluded that it is:

	For the Years Ended December 31,
	2021	2020
Audit Fees (1)	$85,000	$70,000
Tax Fees	10,250	9,500
Audit-Related Fees	-	-
All Other Fees (2)	12,500	5,000

(1)	Audit fees represents fees for the audit of our annual consolidated financial statements and reviews of the interim consolidated financial statements, and review of audit-related SEC filings.
(2)	Includes fees related to issuing a comfort letter and Auditor consents.

Audit and tax fees include administrative overhead charges and reimbursement for out-of-pocket expenses.

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Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent auditors. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent auditors in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the auditors’ independence. Under the policy, pre-approval is generally provided up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board and selects an independent public accounting firm to perform these audits. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal 2021, Deloitte, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee oversaw the independent public accounting firm’s qualifications and independence, as well as its performance. The Audit Committee assisted the Board in overseeing the preparation of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function. The Audit Committee met with personnel of the Company and Deloitte to review the scope and the results of the annual audit, the amount of audit fees, the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s Annual Report to Shareholders and other related matters.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2021 audited by Deloitte, as well as management’s report on internal control over financial reporting, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Audit Committee has discussed with Deloitte various matters related to the financial statements, including those matters required to be discussed by SAS 114 (The Auditor’s Communication with Those Charged with Governance). The Audit Committee has also discussed with Deloitte its report on internal control over financial reporting, has received the written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), and has discussed with Deloitte its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the recommendation, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE
Scott Burell
Martin Madden
Yoseph Bornstein

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

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PROPOSAL 1: NOMINEES FOR ELECTION OF CLASS III DIRECTORS

The number of directors is currently fixed at seven. Both our restated certificate of incorporation, as amended to date, and our amended and restated by-laws provide for the classification of the Board into three classes (Class I, Class II and Class III), as nearly equal in number as possible, with the term of office of one class expiring each year.

Unless otherwise instructed, the enclosed proxy will be voted to elect the nominees named below as Class I directors for a term of three years expiring at the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified. All three Class I director nominees have been recommended by the Corporate Governance Committee because of their past experience serving on the Company’s Board, the breadth of their business expertise, sound judgment, and demonstrated leadership, among other things. Proxies cannot be voted for a greater number of persons than the number of nominees named below. It is expected that the nominees will be able to serve, but if any are unable to serve, the proxy will be voted for a substitute nominee or nominees designated by the Board.

The Corporate Governance Committee has recommended and the Board has nominated Harel Gadot, Tal Wenderow, and Martin Madden for election as the Company’s Class I directors to serve as Class I Directors until the 2025 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE THREE NOMINEES DESCRIBED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Company is asking the stockholders to ratify the selection of Deloitte, or its U.S. affiliate, as the Company’s independent public accountants for the fiscal year ending December 31, 2022. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte or its U.S. affiliate.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a recommendation to select other auditors for the subsequent year, which the Audit Committee would then take under advisement. Even if the selection is ratified, the Audit Committee of the Board at its discretion could decide to terminate the engagement of Deloitte or its U.S. affiliate and engage another firm at any time if the Audit Committee determines that such a change would be necessary or desirable in the best interests of the Company and its stockholders.

A representative of Deloitte is expected to attend the Annual Meeting telephonically and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE SELECTION OF DELOITTE OR ITS U.S. AFFILIATE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2022.

OTHER MATTERS

Shareholder Proposals

Shareholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2023 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the Shareholder proposals must be received by our corporate secretary on or before April 10, 2023.

Shareholders who wish to make a proposal at the 2023 Annual Meeting of Shareholders, other than one that will be included in our proxy materials, must notify us in a timely manner, but no later than June 24, 2023. If a Shareholder who wishes to present a proposal at the 2023 Annual Meeting of Shareholders fails to notify us by June 24, 2022, the proxies that management solicits for the meeting will confer discretionary authority to vote on the Shareholder’s proposal if it is properly brought before the meeting.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets for the information required by Rule 14a-19 under the Exchange Act no later than July 23, 2023.

19

Shareholder Nominations of Directors

A shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the secretary accompanied by a petition signed by at least 100 record holders of capital stock of the Company which shows the class and number of shares held by each person and which represent in the aggregate 1% or more of the outstanding shares entitled to vote in the election of directors. The submission must be in writing and delivered to Microbot Medical Inc., Attn: Secretary, Board of Directors, 25 Recreation Park Drive, Unit 108, Hingham, MA 02043, in accordance with the advance notice procedures and other requirements set forth in Section 3.2 of our bylaws for nominees to be considered for nomination at the 2023 annual meeting. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder nomination or other proposals included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Submissions must include the name, address and number of shares of common stock beneficially owned by each participant in the Nominating Shareholder group, a representation that the Nominating Shareholder meets the requirements described in the Board policy and will continue to meet them through the date of the annual meeting, a description of all arrangements or understandings between or among the Nominating Shareholder group (or any participant in the Nominating Shareholder group) and the candidate or any other person or entity regarding the candidate, all information regarding the candidate that the Company would be required to disclose in a proxy statement under SEC rules, including whether the candidate is independent or, if not, a description of the reasons why not, the consent of the candidate to serve as a director, and representations by the candidate regarding his or her performance of the duties of a director. Full details may be obtained from the secretary of the Board at the address above. The Corporate Governance Committee will consider and evaluate up to two candidates recommended in accordance with this policy in connection with any annual meeting. The Corporate Governance Committee will consider and evaluate candidates recommended by Shareholders on the same basis as candidates recommended by other sources.

In addition, the Company’s by-laws provide that a Shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the Secretary accompanied by a petition signed by at least 100 record holders of capital stock of the Company representing in the aggregate 1% or more of the outstanding shares entitled to vote in the election of directors, which petition must show the class and number of shares held by each person. To be timely, such notice and petition must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, except if less than 70 days notice of the date of the meeting is given to Shareholders, in which case the notice and petition must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made. The requesting Shareholder is required to provide information with respect to the nominee(s) for director similar to that described above, as more fully set forth in the Company’s by-laws.

Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, is available without charge upon request by writing to Microbot Medical Inc. at 25 Recreation Park Drive, Unit 108, Hingham, MA 02043, Attention: Investor Relations. A copy of this report is also available through our website at www.microbotmedical.com or, alternatively, at www.sec.gov.

“Householding” of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report, or the notice of Internet availability of the proxy statement, to shareholders may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043; telephone: (781) 875-3605. In addition, copies of both documents may be obtained from our website (www.microbotmedical.com, click on the button “Investors” and then “Presentation + Resources”). If you want to receive separate copies of the proxy statement, annual report or notice of Internet availability to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

Other Business

The Board knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

By order of the Board of Directors

Harel Gadot
Chairman, President, and Chief Executive Officer

20

microbot medical

25 RECREATION PARK DR
SUITE 108
HINGHAM, MA 02043

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 09/20/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 09/20/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

Nominees

01) Harel Gadot 02) Martin Madden 03) Tal Wenderow

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000576747_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and AR/10K are available at www.proxyvote.com

MICROBOT MEDICAL INC.
Annual Meeting of Shareholders
September 21, 2022 11:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Harel Gadot as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MICROBOT MEDICAL INC. (the "Company") that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, ET on September 21, 2022, at the offices of the Company, located at 25 Recreation Park Drive, Suite 108, Hingham, MA 02043, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000576747_2 R1.0.0.24